EXHIBIT 5.1

THREE GATEWAY CENTER 401 LIBERTY AVENUE, 3rd FLOOR PITTSBURGH, PA 15222	Phone 412-355-2600 Fax 412-355-2609 www.kwbhlaw.com

December 15, 2017

TriState Capital Holdings, Inc.
One Oxford Center
301 Grant Street, Suite 2700
Pittsburgh, PA 15219

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), in connection with the registration the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) that registers the following securities of the Company with an aggregate offering price of up to $170,000,000 in the aggregate: (i) shares of common stock of the Company (the “Common Stock”), (ii) shares of preferred stock of the Company (the “Preferred Stock”), (iii) debt securities (“Debt Securities”) of the Company (iv) depositary shares of the Company representing fractional interests in Preferred Stock (the “Depositary Shares”), (v) warrants of the Company to purchase Common Stock, Preferred Stock or other securities (the “Warrants”) and (vi) units of securities of the Company composed of any combination of the foregoing securities (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants and Units are collectively referred to as the “Securities.” The Registration Statement also registers the offer and sale of up to 4,878,049 shares of Common Stock by the selling stockholders named in the Registration Statement (the “Secondary Shares”).

The Securities and Secondary Shares are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and Prospectus Supplements. The Debt Securities are to be issued pursuant to a senior debt securities indenture (the “Senior Indenture”) and a subordinated debt securities indenture (the “Subordinated Indenture” and taken with the Senior Indenture, the “Indentures”), as applicable, both of which have been filed as exhibits to the Registration Statement. The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the forms set forth in the Indentures. Each Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

The opinions hereinafter expressed are subject to the following assumptions and qualifications:

EXHIBIT 5.1

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies of the originals thereof. As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, or statements of public officials.

We have assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, and all legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) the terms of such Securities will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (viii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

The legality, validity, binding nature and/or enforceability of any document may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights heretofore or hereafter enacted to the extent constitutionally applicable and their enforcement may also be subject to the exercise of judicial discretion in the application of general principles of equity in appropriate cases (regardless of whether enforcement is sought in equity or at law).

Rights to indemnification and contribution may be limited by applicable law or equitable principles.

The effect of judicial decisions may permit the introduction of extrinsic evidence to supplement the terms of the Indentures, Debt Securities, Units and/or Warrants or to aid in their interpretation.

We express no opinion as to the validity or enforceability of any of the following provisions: (a) provisions imposing increased interest rates upon delinquency in payment or the occurrence of a default, liquidated damages or prepayment premiums, to the extent any of the above are deemed to be penalties or forfeitures; (b) provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful misconduct, or to the extent such release, exculpation, exemption or indemnification is contrary to public policy or any applicable law; (c) provisions purporting to waive equitable rights or remedies or any right afforded under any statute,

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constitutional provision or applicable law; (d) provisions regarding the severability of any provision judicially determined to be unenforceable to the extent any such unenforceable provision is, or is integrally related to, an essential part of the agreed exchange; (e) provisions purporting to establish (or which may be construed to establish) evidentiary standards or burdens of proof; (f) provisions waiving the right to a trial by jury; (g) provisions regarding forum selection; (h) provisions purporting to consent to jurisdiction, venue or manner of service of process; (i) provisions relating to the effects of law which may be enacted in the future; (j) provisions purporting to require the payment or reimbursement of fees, costs, expenses, or other amounts which are unreasonable in nature or amount; and (k) provisions purporting to limit the liability of the party for its negligent acts or omissions.

Based upon and subject to the foregoing, including the assumptions and qualifications hereinabove set forth, we are of the opinion that:

(1) Common Stock (other than the Secondary Shares). Assuming that the issuance of the Common Stock and the terms of any offering thereof have been duly authorized, when the Common Stock has been duly issued and sold in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable. The Common Stock covered by the opinion in this paragraph includes any Common Stock initially issuable upon conversion, exercise or exchange of any Preferred Stock, Warrants or Units that are convertible into, or exercisable or exchangeable for, Common Stock.

(2) Preferred Stock. Assuming that the issuance and terms of Preferred Stock of a particular series and the terms of any offering thereof have been duly authorized, when an appropriate statement with respect to shares or articles of amendment regarding the Preferred Stock has been duly filed with the Secretary of State of the Commonwealth of Pennsylvania and when the Preferred Stock has been duly issued and sold in accordance with the applicable purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and non-assessable. The Preferred Stock covered by the opinion in this paragraph includes any Preferred Stock issuable in the form of Depository Shares or upon exercise of any Warrants or Units that are exercisable for Preferred Stock.

(3) Debt Securities. Assuming (a) the terms of any class or series of Debt Securities and of the issuance and sale of such Debt Securities have been duly established, (b) the Debt Securities have been duly executed, issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and (c) the Debt Securities have been duly authenticated and delivered in accordance with the applicable Indenture, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or its Articles of Incorporation or Bylaws and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then, so long as the Debt Securities are issued pursuant to the applicable Indenture with the appropriate terms of the Debt Securities included therein, such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company, under Pennsylvania law, in accordance with the terms of such Debt Securities, and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

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(4) Depository Shares. Assuming that the issuance and terms of any Depositary Shares and the terms of any offering thereof have been duly authorized, when the terms of the deposit agreement under which the Depository Shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered, when the terms of the Depository Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the preferred stock represented by the Depository Shares has been duly delivered to the depository and when the depository receipts evidencing the Depository Shares have been duly issued against deposit of the Preferred Stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, the depository receipts evidencing the Depository Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depository Shares and the deposit agreement. The Depository Shares covered by the opinion in this paragraph include any Depository Shares issuable upon exercise of any Warrants or Units that are exercisable for Depository Shares.

(5) Warrants. Assuming that the issuance and terms of any Warrants and the terms of any offering thereof have been duly authorized, when the terms of the warrant agreement under which the Warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered, when the terms of such Warrants and their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(6) Units. Assuming that the issuance and terms of any Units and the terms of any offering thereof have been duly authorized, when the terms of the unit agreement under which the Units are to be issued have been duly established and the unit agreement has been duly authorized, executed and delivered, when the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement and when such Units have been duly executed and authenticated in accordance with the applicable unit agreement and issued and sold as contemplated by the Registration Statement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(7) Secondary Shares. The Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion is based upon the laws of Pennsylvania and the United States of America as now in effect, and we express no opinion on the laws of any other jurisdiction

This opinion is for your benefit only in connection with the Registration Statement and may be relied upon only by you and other persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing with the Commission of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration

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Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Keevican Weiss Bauerle & Hirsch LLC

Keevican Weiss Bauerle & Hirsch LLC